Exhibit 99.3

SUNCROSS EXPLORATION CORPORATION AND
TEAM NATION HOLDING CORPORATION

Pro Forma Financial Statements

As of March 31, 2008, for the three months ended March 31, 2008 and for the year ended December 31, 2007

The accompanying unaudited pro forma combined financial information shows the financial statements of Suncross Exploration Corporation (“Suncross”) and the financial statements of TEAM Nation Holding Corporation (“Team”) which was acquired pursuant to a Stock Exchange Agreement dated as of June 17, 2008.  The pro forma adjustments to the balance sheet give effect to the acquisition as if it occurred on March 31, 2008.  The pro forma adjustments to the statements of operations give effect to the acquisition as if it occurred at the beginning of each period presented.  The results of discontinued operations for the three months ended March 31, 2008 (loss of $25,523) and for the period from inception of operations (February 1, 2007) through December 31, 2007 (loss of $444,059) for Team have not been included in the pro forma statements.  The acquisition has been accounted for using the purchase method of accounting and has been treated as the acquisition of Team by Suncross with Team as the purchaser (reverse acquisition).

SUNCROSS EXPLORATION CORPORATION AND
TEAM NATION HOLDING CORPORATION
Unaudited pro forma balance sheet
December 31, 2007

	Suncross	Team	Combined		Adjustments	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$3,981	$32,498	$36,479			$36,479
Restricted cash	-	100,986	100,986			100,986
Accounts receivable, trade	-	60,000	60,000			60,000
Lease settlement receivable	-	84,194	84,194			84,194
Due from affiliate	-	465	465			465
Total current assets	3,981	278,143	282,124		-	282,124
Furniture and equipment, net	-	10,659	10,659			10,659
Lease settlement receivable	-	84,193	84,193			84,193
Notes receivable - affiliates	-	3,580,494	3,580,494			3,580,494
Title plant	-	626,133	626,133			626,133
Other assets	-	13,000	13,000			13,000
Investment in Team	-			b	113,212	-
				c	(113,212)
	$3,981	$4,592,622	$4,596,603		$-	$4,596,603

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$24,811	$94,166	$118,977			$118,977
Accrued shutdown expenses	-	136,344	136,344			136,344
Notes payable and current portion of
long-term debt	-	1,478,559	1,478,559			1,478,559
Due affiliates	17,317	159,457	176,774			176,774
Total current liabilities	42,128	1,868,526	1,910,654		-	1,910,654
Long-term debt less current portion	-	2,945,562	2,945,562			2,945,562
Note payable affiliate, net of discount	-	426,133	426,133			426,133
Other	-	109,281	109,281			109,281
Total liabilities	42,128	5,349,502	5,391,630		-	5,391,630
Commitments and contingencies

Stockholders' equity (deficit):
Common stock	11,823	113,212	125,035	a	8,949	45,772
				b	25,000
				c	(113,212)
Additional paid-in capital	65,107	-	65,107	a	(8,949)	29,293
				b	88,212
				c	(115,077)

Accumulated deficit	(115,077)	(870,092)	(985,169)	c	115,077	(870,092)
Total stockholders' equity (deficit)	(38,147)	(756,880)	(795,027)		-	(795,027)
	$3,981	$4,592,622	$4,596,603		$-	$4,596,603

See accompanying notes to pro forma financial statements

SUNCROSS EXPLORATION CORPORATION AND
TEAM NATION HOLDING CORPORATION
Pro Forma Statement of Continuing Operations
Three months ended March 31, 2008
(Unaudited)

	Suncross	Team	Combined	Adjustments	Pro Forma
Sales and revenues	$-	$60,000	$60,000	$-	$60,000

Costs and expenses
Selling, general and administrative
expense	16,375	49,016	65,391		65,391
Foreign exchange loss (gain)	7	-	7		7
	16,382	49,016	65,398	-	65,398
Loss from operations	(16,382)	10,984	(5,398)	-	(5,398)
Other income (expense):
Interest income	-	986	986		986
Interest expense	-	(93,486)	(93,486)		(93,486)
	-	(93,486)	(93,486)	-	(93,486)
Loss before income taxes	(16,382)	(82,502)	(98,884)	-	(98,884)
Income taxes	-	-	-	-	-
Net loss	$(16,382)	$(82,502)	$(98,884)	$-	$(98,884)

Loss per common share, basic
and diluted	$(0.00)	$(0.00)			$(0.00)

Weighted average common shares
outstanding	20,771,750	25,000,000			45,771,750

SUNCROSS EXPLORATION CORPORATION AND
TEAM NATION HOLDING CORPORATION
Pro Forma Statement of Continuing Operations
Year ended December 31, 2007 for Suncross and from inception of operations (February 1, 2007)
through December 31, 2007 for Team
(Unaudited)

	Suncross	Team	Combined	Adjustments	Pro Forma
Sales and revenues	$-	$169,910	$169,910	$-	$169,910

Costs and expenses
Selling, general and administrative
expense	72,580	294,326	366,906		366,906
Exploration and development	2,457	-	2,457		2,457
Foreign exchange loss (gain)	(852)	-	(852)		(852)
	74,185	294,326	368,511	-	368,511
Loss from operations	(74,185)	(124,416)	(198,601)	-	(198,601)
Other income (expense):
Interest income	-	5,094	5,094		5,094
Interest expense	-	(199,672)	(199,672)		(199,672)
	-	(194,578)	(194,578)	-	(194,578)
Loss before income taxes	(74,185)	(318,994)	(393,179)	-	(393,179)
Income taxes	-	-	-	-	-
Net loss	$(74,185)	$(318,994)	$(393,179)	$-	$(393,179)

Loss per common share, basic
and diluted	$(0.00)	$(0.01)			$(0.01)

Weighted average common shares
outstanding	20,771,750	25,000,000			45,771,750

See accompanying notes to pro forma financial statements.

SUNCROSS EXPLORATION CORPORATION AND TEAM NATION HOLDING CORPORATION
Adjustments to unaudited pro forma balance sheet
March 31, 2008

                                                                                           Debit                           Credit

ADJUSTMENTS

a
Common stock                                                                                                       8,949
Additional paid in capital                                              8,949

Record forward split of 19:1 effective May 19, 2008 and cancellation of 203,870,000 shares of Suncross, resulting in 20,771,750 shares outstanding before the acquisition of Team

b
Investment in Team                                                     113,212
Common stock                                                                                                      25,000
Additional paid in capital                                                                                    88,212

Record issuance of 25,000,000 shares of Suncross common stock in exchange for all of the outstanding common stock of Team

c
Additional paid-in capital                                           115,077
Accumulated deficit                                                                                          115,077

Eliminate Suncross accumulated deficit against additional paid-in capital (reverse acquisition)

CONSOLIDATING ELIMINATION ENTRY

d
Common stock                                                            113,212
Investment in Team                                                                                           113,212

Eliminate investment in Team